SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K


                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (date of earliest event reported) September 9, 1998


                       ADVANCED MACHINE VISION CORPORATION
             (Exact name of registrant as specified in its charter)


                                   California
                 (State or other jurisdiction of incorporation)


                  0-20097                                 33-0256103
          (Commission File Number)             (IRS Employer Identification No.)

           2067 Commerce Drive
             Medford, Oregon                                97504
(Address of principal executive offices)                  (Zip Code)

                                  541-776-7700
              (Registrant's telephone number, including area code)



                            Total Number of Pages: 2

Item 5.           Other Events

                  On September 9, 1998, Advanced Machine Vision Corporation ("AMV") entered into a non-binding letter of intent ("Letter of Intent") for FMC Corporation ("FMC") to purchase 119,100 shares of AMV's Series B Preferred Stock ("Preferred Stock") for $2,620,000. The purchase transaction is expected to be completed by October 9, 1998 and is subject to the approval of AMV's Board of Directors and final documentation.

                  The Preferred Stock will initially be convertible into 1,191,000 shares of AMV common stock at $2.20 per share, which, if converted, would represent a 10% ownership position based on the current number of AMV common shares outstanding. The Letter of Intent also provides that the Preferred Stock contains voting rights, pays no dividends, has a $2,620,000 preference in liquidation and contains an option to purchase preferred shares equal to an additional 15% ownership position at a price equal to the then current market value (as defined) of the equivalent AMV common stock. FMC will also gain two seats on AMV's Board of Directors.

Item 7.           Financial Statements and Exhibits

                  None



                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                             ADVANCED MACHINE VISION CORPORATION




Date:  September 14, 1998                    By:  /s/ Alan R. Steel
                                                --------------------------------
                                                  Vice President, Finance and
                                                  Chief Financial Officer